EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

MODULAR MEDICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Units, each Unit consisting of: (i) two shares of common stock, $0.001 par value per share, and (ii) one warrant to purchase one share of common stock	457	(o)			$9,200,000	$0.00011020	$1,013.84
Fees to Be Paid	Equity	Common stock, $0.001 par value per share, included in the Units(4)	-				-	-	-
Fees to Be Paid	Equity	Warrants included in the Units(4)	-				-	-	-
Fees to Be Paid	Equity	Common stock, $0.001 par value per share, underlying the warrants included in the Units	457	(o)			$5,520,000	$0.00011020	$608.31
Fees to Be Paid	Equity	Underwriter’s Warrants(5)	457	(g)	-		-	-	-
Fees to Be Paid	Equity	Common stock, $0.001 par value per share, underlying Underwriter’s Warrants(6)	457	(g)			$805,000	$0.00011020	$88.71
Fees Previously Paid							$-	$-	-

	Carry Forward Securities
Carry Forward Securities		-	-		-		-	-	-

		Total Offering Amounts					$15,525,000	$0.00011020	$1,710.86
		Total Fees Previously Paid					-	-	$1,563.16
		Total Fee Offsets					-	-	-
		Net Fee Due							$147.70

(1)	Includes up to an additional 15% of the aggregate offering price to cover the underwriter’s option to purchase securities to cover over-allotments, if any.

(2)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), we are also registering an indeterminate number of shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, or similar transactions.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(o) under the Securities Act.

(4)	The shares of common stock and warrants to purchase shares of common stock are included in the Units.

(5)	No fee required pursuant to Rule 457(g) under the Securities Act.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $805,000, which is equal to 125% of $644,000 (which is 7% of $9,200,000).